UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 24, 2018
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 State Hwy 161, 6th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 8.01.	Other Events.

On May 24, 2018, the Board of Directors (the “Board”) of Blucora, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Blucora, Inc. 2016 Equity Inducement Plan (the “Inducement Plan”) in order to ensure a consistent share usage application with the Blucora, Inc. 2015 Incentive Plan, as amended and restated (the “2015 Incentive Plan”), and the Blucora, Inc. 2018 Long-Term Incentive Plan (the “2018 Plan”). The 2018 Plan was previously adopted by the Board, subject to approval of the Company’s stockholders, and is expected to be voted on at the Company’s 2018 Annual Meeting of Stockholders to be held on June 7, 2018. If approved, the 2018 Plan will replace the 2015 Incentive Plan.

Pursuant to the Amendment, the Inducement Plan was amended to provide that the number of shares of the Company’s common stock available for issuance under the Inducement Plan shall be reduced by 2.0 shares for each share delivered in settlement of Awards (as defined in the Inducement Plan) other than Options (as defined in the Inducement Plan) or SARs (as defined in the Inducement Plan) and one share for each share delivered in settlement of Options or SARs. In addition, the Amendment provides that any shares of the Company’s common stock that become available for issuance under the Inducement Plan’s recycling features shall be added back to the Inducement Plan as 2.0 shares if such shares were subject to Awards other than Options or SARs and one share if such shares were subject to Options or SARs.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 2 to Blucora, Inc. 2016 Equity Inducement Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUCORA, INC.

Date: May 24, 2018	By	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary